PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)




On November 17, 1995, The TJX Companies, Inc., (the Company)

acquired the stock of Marshalls of Roseville, Minn., Inc.

(Marshalls) from Melville Corporation.  Marshalls and its wholly owned subsidiaries, operate the chain of Marshalls off-price apparel retail stores.  On November 17, 1995, the Company paid $550 million ($375 million in cash and $175 million in junior

convertible preferred stock), and assumed certain liabilities,

based on an estimated October 31, 1995 balance sheet of the

Marshalls division.  The final purchase price, before acquisition costs,  is subject to change based on the actual balance sheet of

Marshalls as of November 17, 1995, but cannot exceed $600 million.

The Company expects the actual purchase price, before acquisition costs, based on Marshalls actual balance sheet as of November 17 will approximate $600 million.



 The pro forma condensed consolidated financial statements assume the pro forma purchase price is based on Marshalls historical balance sheet as of September 30, 1995.  Marshalls net assets as of

September 30, 1995 are less than those of November 17, 1995 due to seasonal working capital requirements and accordingly the pro forma condensed consolidated financial statements reflect a lower

purchase price for pro forma purposes of $536 million, including acquisition costs.


The pro forma condensed consolidated balance sheet as of October

28, 1995, assumes the acquisition took place on that date, and is based on the unaudited historical balance sheet of the Company as of October 28, 1995 and the unaudited historical balance sheet of

Marshalls as of September 30, 1995, a copy of which is included with this filing (the Company's fiscal year ends one month later than that of Marshalls).  The pro forma adjustments eliminate the

Marshalls assets and liabilities not acquired, record the pro forma purchase price of $536 million and allocate the pro forma purchase price to the assets acquired and the liabilities assumed based on their fair market value on date of acquisition.  The Company believes the final allocation of purchase price will not differ significantly from the estimates included in the pro forma

condensed consolidated financial statements.  The acquisition has been accounted for under the purchase method of accounting.



The pro forma condensed consolidated statement of income for the nine months ended October 28, 1995 includes the unaudited

historical statement of income of the Company as reported on Form

10Q for the quarter ended October 28, 1995 and the unaudited historical statement of operations for Marshalls for the nine months ended September 30, 1995 (copy included with this filing)

adjusted for one month to  present seasonal operating results comparable with that of the Company (see Note 2(a)).  The pro forma condensed consolidated statement of income for the year ended

January 26, 1995 includes the audited historical results of the

Company as reported on Form 10-K for the year ended January 26, 1995, restated to reflect the Company's September 1995 sale of its

Hit or Miss division as a discontinued operation, and includes

Marshalls historical audited statement of operations for the year ended December 31, 1994 (copy included with this filing) adjusted for one month to present a comparable period with that of the

Company (see Note 2(a)).  The pro forma adjustments to both income statements reflect the impact of the transaction as if it occurred on January 30, 1994.



These pro forma condensed consolidated financial statements have been prepared for information purposes only and do not purport to indicate what necessarily would have occurred had the entities been combined since the applicable date or what results may be in the future.  The accompanying pro forma condensed consolidated

financial statements should be read in conjunction with the

historical financial statements of the Company and the historical financial statements of Marshalls included with this filing.






                                       THE TJX COMPANIES, INC.
 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                        AS OF OCTOBER 28, 1995
                                             (UNAUDITED)

                                            (In Thousands)

                                                Historical
                                         The TJX                        Pro Forma         Pro Forma
                                     Companies, Inc.    Marshalls      Adjustments       Consolidated
ASSETS

Current assets:
 Cash and cash equivalents              $   26,902     $   15,077     $  (13,077) (1)    $   28,902
 Accounts receivable                       135,901         45,058        (24,578) (1)       156,381
 Merchandise inventories                 1,111,651        607,429         24,381  (1)     1,743,461
 Prepaid expenses                           31,367          9,004         (5,052) (1)        35,319
 Income tax receivable                           -         18,714        (18,714) (1)             -
     Total current assets                1,305,821        695,282        (37,040)         1,964,063

Property, net                              481,885        444,359       (114,485) (1)       811,759

Other assets                                27,580         21,354        (21,354) (1)        27,580
Goodwill and trademarks,
 net of amortization                        87,993         28,652        107,608  (1)       224,253

TOTAL ASSETS                            $1,903,279     $1,189,647     $  (65,271)        $3,027,655

LIABILITIES

Current liabilities:
 Short-term debt                        $   97,699     $        -     $  (14,388) (1)    $   83,311
 Current installments of
   long-term debt                           56,048              -              -             56,048
 Accounts payable                          407,778        243,688              -            651,466
 Accrued expenses and other
   current liabilities                     308,308        137,981        207,095  (1)       653,384
 Due to Parent                                   -        154,582       (154,582) (1)             -
     Total current liabilities             869,833        536,251         38,125          1,444,209

Long-term debt exclusive of
 current installments                      410,566              -        375,000  (1)       785,566

Deferred income taxes                       34,780         19,259        (19,259) (1)        34,780Other long-term liabilities

SHAREHOLDERS' EQUITY

Convertible preferred stock
 at face value                             107,500              -        175,000  (1)       282,500
Common stock                                72,419            352           (352) (1)        72,419
Additional paid-in capital                 267,743        152,839       (152,839) (1)       267,743
Retained earnings                          140,438        467,358       (467,358) (1)       140,438
     Total shareholders' equity            588,100        620,549       (445,549)           763,100

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                   $1,903,279     $1,189,647     $  (65,271)        $3,027,655


See notes to the unaudited pro forma condensed consolidated financial statements.


                                      THE TJX COMPANIES, INC.
 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             FOR THE NINE MONTHS ENDED OCTOBER 28, 1995
                                            (UNAUDITED)

                            ($'s In Thousands Except Per Share Amounts)

                                               Historical
                                         The TJX                       Pro Forma        Pro Forma
                                     Companies, Inc.    Marshalls     Adjustments      Consolidated
Net sales                              $2,692,047      $1,852,245     $   74,164  (2a)  $4,618,456

Cost of sales, including                                                  34,641  (2a)
   buying and occupancy costs           2,040,124       1,561,382         (7,575) (2c)   3,628,572

Selling, general and                                                       8,448  (2a)
   administrative expenses                534,079         355,867          2,018  (2d)     900,412

                                                                              18  (2a)
Interest expense, net                      29,562           6,030         22,088  (2b)      57,698

Income (loss) from continuing
   operations before income taxes          88,282         (71,034)        14,526            31,774

Provision (benefit) for
   income taxes                            37,182         (28,369)         5,810  (2e)      14,623

Income (loss) from continuing
   operations                              51,100         (42,665)         8,716            17,151

Preferred stock dividends                  (5,367)              -         (7,875) (2f)     (13,242)

Income (loss) from continuing
   operations available to
   common shareholders                 $   45,733      $  (42,665)     $     841        $    3,909

Income from continuing
   operations per share                     $ .63                                            $ .05

Number of common shares for
   per share computations              72,484,535                      2,024,292  (2g)  74,508,827

See notes to the unaudited pro forma condensed consolidated financial statements.





                                       THE TJX COMPANIES, INC.
 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             FOR THE FISCAL YEAR ENDING JANUARY 28, 1995
                                             (UNAUDITED)

                             ($'s In Thousands Except Per Share Amounts)

                                               Historical
                                         The TJX                     Pro Forma         Pro Forma
                                     Companies, Inc.   Marshalls    Adjustments       Consolidated
Net sales                               $3,489,146    $2,774,851    $    5,080  (2a)   $6,269,077

Cost of sales, including                                                19,459  (2a)
 buying and occupancy costs              2,643,323     2,139,817       (10,100) (2c)    4,792,499

Selling, general and                                                     2,648  (2a)
 administrative expenses                   673,187       495,254         2,690  (2d)    1,173,779

Realignment charge (credit)                      -        (7,200)            -             (7,200)

                                                                           584  (2a)
Interest expense, net                       24,484         1,778        29,450  (2b)       56,296

Income (loss) from continuing
 operations before income taxes            148,152       145,202       (39,651)           253,703

Provision (benefit) for
 income taxes                               61,573        55,351       (15,860) (2e)      101,064

Income (loss) from continuing
 operations                                 82,579        89,851       (23,791)           152,639

Preferred stock dividends                   (7,156)            -       (10,953) (2f)      (18,109)

Income from continuing operations
 available to common
 shareholders                           $   79,423    $   89,851    $  (34,744)        $  134,530

Income from continuing operations
 per share                                   $1.08                                          $1.70
Number of common shares for per
 share computations                     73,467,003                  16,112,090  (2g)   89,579,093


See notes to the unaudited pro forma condensed consolidated financial statements.

                          THE TJX COMPANIES, INC.
      NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                (UNAUDITED)

                              (In Thousands)
NOTE 1

The pro forma adjustments to the condensed consolidated balance sheet reflect the purchase of Marshalls, the elimination of assets and liabilities not acquired and the allocation of the pro forma purchase price to the assets acquired and liabilities assumed based on the fair market value at date of acquisition. The pro forma adjustments include the impact of conforming Marshalls accounting policies to those of the Company.

                                                 Pro Forma
                                 Balances Not  Purchase Price
                                   Acquired      Allocation        Total
     ASSETS

     Cash & cash equivalents     $ (13,077)      $      -       $ (13,077)
     Accounts receivable           (23,813)          (765)(b)     (24,578)
     Merchandise inventories         3,599         20,782 (b)      24,381
     Prepaid expenses               (1,610)        (3,442)(b)      (5,052)
     Income tax receivable         (18,714)             -         (18,714)
     Property, net                       -       (114,485)(b)    (114,485)
     Other assets                   (4,285)       (17,069)(b)     (21,354)
     Goodwill & trademarks               -        107,608 (b)     107,608
                                   (57,900)        (7,371)        (65,271)

     LIABILITIES & EQUITY

     Short-term debt                     -        (14,388)(a)     (14,388)
     Accrued expenses              (43,548)       250,643 (b)     207,095
     Due to Parent                (154,582)             -        (154,582)
     Long-term debt                      -        375,000 (a)     375,000
     Deferred income taxes         (19,259)             -         (19,259)
     Other long-term liabilities    (4,167)        (9,421)(b)     (13,588)
     Preferred stock                     -        175,000 (a)     175,000
     Common stock                     (352)             -            (352)
     Additional paid in capital   (152,839)             -        (152,839)
     Retained earnings            (467,358)             -        (467,358)
                                  (842,105)       776,834         (65,271)

     TOTAL                       $(784,205)     $ 784,205       $       0

     (a) The pro forma purchase price of $536 million is assumed to be paid from the proceeds of the $375 million five year bank term loan, obtained to finance the cash portion of the purchase price, and the issuance of $175 million junior convertible preferred stock. The pro forma condensed consolidated financial statements assumes the amount borrowed in excess of the cash portion of the pro forma purchase price would have been used to reduce short-term debt.

     (b) Adjustment to reflect the fair value of assets acquired and liabilities assumed including negative goodwill of approximately $57 million which was allocated pro rata to long-term assets. The following summarizes major balance sheet classifications.


     - Merchandise inventories - Valued based on an estimate of net realizable value of inventory purchased using the retail method.

     - Property, net - The net adjustment includes a write down of fixtures and leasehold improvements to fair value, partially offset by value assigned to leases purchased. The adjustment reflects the anticipated closing of approximately 170 Marshalls stores and includes a reduction for a portion of negative goodwill.

     - Goodwill and trademarks - Adjustment reflects the value assigned to the "Marshalls" tradename, offset by the elimination of goodwill recorded by Marshalls in a prior acquisition. The net adjustment includes a reduction for a portion of negative goodwill.

     - Other  assets   -  Adjustment   is  to  eliminate  deferred  charges
       associated with leases acquired.

     - Accrued expenses - Reflects a reserve for the anticipated closing of approximately 170 Marshalls stores, the closing of certain facilities, a reserve for inventory markdowns and the accrual of other liabilities associated with the purchase.

The difference between the values assigned to assets and liabilities for book purposes versus tax purposes result in offsetting deferred tax assets and liabilities at the date of acquisition.


NOTE 2

The pro forma condensed consolidated statement of income reflects the following adjustments:

(a) To adjust Marshalls fiscal reporting periods to be comparable with the reporting periods of the Company.

                                   Nine Months Ended October 28, 1995

                                Marshalls                     Marshalls
                            Nine Months Ended  Pro Forma  Nine Months Ended
                                 9/30/95*      Adjustment      10/28/95

     Net Sales                 $1,852,245       $74,164        $1,926,409

     Cost of sales,
       including buying and
       occupancy costs          1,561,382        34,641         1,596,023

     Selling, general and
       administrative expenses    355,867         8,448           364,315

     Interest expense, net          6,030            18             6,048

     Income (loss) from
       continuing operations
       before income taxes     $  (71,034)      $31,057        $  (39,977)




                                   Fiscal Year Ended January 28, 1995

                                Marshalls                     Marshalls
                            Fiscal Year Ended  Pro Forma  Fiscal Year Ended
                                12/31/94*      Adjustment      1/28/95

     Net sales                 $2,774,851        $5,080       $2,779,931

     Cost of sales,
       including buying and
       occupancy costs          2,139,817        19,459        2,159,276

     Selling, general and
       administrative
       expenses                   495,254         2,648          497,902

     Realignment credit            (7,200)            -           (7,200)

     Interest expense, net          1,778           584            2,362

     Income (loss) from
       continuing operations
       before income taxes     $  145,202      $(17,611)      $  127,591

     * Includes reclassification of certain amounts to conform with the historical presentation of the Company.

(b) To record additional interest costs related to the new bank agreement entered into as a result of the purchase of Marshalls. The interest on the $375 million term loan is adjusted periodically in relation to Eurodollar market and currently approximates 7%. Deferred financing charges of $13 million associated with the term loan and the $500 million revolving credit facility are amortized into interest expense at $3.2 million annually.

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95

     Interest expense                        $22,088         $ 29,450

(c) To reflect reduced depreciation expense due to the net write down of property to fair value.

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95
     -  Cost of sales including
           buying and occupancy             (7,575)             (10,100)

(d) To record amortization of "Marshalls" trade name over estimated life of 40 years, net of reduction in amortization due to elimination of goodwill from prior acquisitions.

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95

     -  Selling, general and
           administrative expenses           2,018                2,690




(e) To record the income tax provision (benefit) associated with the pro forma adjustments at the marginal tax rate of 40%.

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95
     -  Provision (benefit) for
           income taxes                      5,810            (15,860)

(f) To reflect preferred dividends payable on the convertible preferred stock issued in the transaction.

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95

        Series D, 250,000 shares with
          face value of $25 million;
          annual dividend $1.8138/share      $    -           $   453

        Series E, 1,500,000 shares with
          face value of $150 million;
          annual dividend of $7.00/share      7,875            10,500

                                             $7,875           $10,953

     The Series D is automatically convertible into common stock one year after it is issued and thus the pro forma condensed consolidated financial statements assume conversion into common stock at the maximum number of shares (see 2(g)) at the end of the fiscal year 1/28/95.

(g) To adjust shares outstanding for dilutive impact of assumed conversion of the Company's Series A and Series C preferred stock and for the pro forma impact of the preferred stock issued for the purchase of Marshalls (Series D and E).

                                          Nine Months       Fiscal Year
                                         Ended 10/28/95    Ended 1/28/95

     Series A                                      -          1,190,476
     Series C                                      -          3,180,723
     Series D                              2,024,292          2,024,292
     Series E                                      -          9,716,599

     Total                                 2,024,292         16,112,090

     The Series D and Series E preferred stock are convertible into an aggregate of 9.4 million to 11.7 million shares of common stock, depending on the market value of the common stock at time of conversion. The pro forma adjustments with regard to Series D and Series E above assume the maximum number of common shares are issued.










NOTE 3

The following should be noted in reviewing the pro forma condensed consolidated income statements.

- The Company anticipates closing approximately 170 Marshalls stores, certain costs of which have been reserved for in the pro forma condensed consolidated balance sheet. The pro forma condensed consolidated income statement has not been adjusted to reflect the impact the closing of these stores will have on ongoing operations.

- The Company anticipates closing approximately 30 T.J. Maxx stores and expects to record a pre-tax charge of $35 million in the fourth quarter of its fiscal year ending January 27, 1996. This charge will reduce income from continuing operations by approximately $.29 per share. Neither the T.J. Maxx closing reserve, nor the impact the closings will have on ongoing operations, have been reflected in the pro forma condensed consolidated financial statements.

- Savings the Company may generate by consolidating responsibilities and reducing overhead have not been factored into the pro forma condensed consolidated financial statements.